EXHIBIT 32.1

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

OF GLOBAL LEADERS CORP.

In connection with the accompanying Quarterly Report on Form 10-Q of Global Leaders Corp. for the quarter ended July 31, 2021, the undersigned, Leung Chi Chung Michael, Chief Executive Officer and Director of Global Leaders Corp., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended July 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended July 31, 2021 fairly presents, in all material respects, the financial condition and results of operations of Global Leaders Corp.

Date: September 10, 2021	By:	/s/ Leung Chi Chung Michael
Leung Chi Chung Michael
Chief Executive Officer
(Principal Executive Officer)